February 14, 2007

Securities and Exchange Commission
100 F. Street, N.E.
Washington, D.C. 20549

Dear Sirs/Madams:

This letter is delivered by Epstein, Weber & Conover, PLC in connection with the filing by Fuqi International, Inc. with the Securities and Exchange Commission of a Registration Statement on Form 10 dated February 14, 2007.

We have reviewed the contents of the first two paragraphs Item 14 of such Registration Statement on Form 10 and agree with the statements contained therein.

Yours truly,

/s/ Epstein, Weber & Conover, PLC

Epstein, Weber & Conover, PLC